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                                                                   Exhibit 10(e)

                          DIGITAL EQUIPMENT CORPORATION

                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES

I.    NAME AND PURPOSE

      The name of this plan is the Digital Equipment Corporation Deferred Compensation Plan for Executives (the "Plan"). Its purpose is to provide a select group of management or highly compensated employees ("Executives") within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, of Digital Equipment Corporation or its subsidiaries (the "Corporation") with an opportunity to defer cash compensation earned through the Corporation's Executive Incentive Plan and its successors ("Eligible Compensation").

II.   EFFECTIVE DATE

      The Plan was approved by the Board of Directors on June 20, 1996 and first became effective with respect to Eligible Compensation paid for services rendered in fiscal year 1997.

III.  ELIGIBILITY FOR PARTICIPATION

      Any Executive of the Corporation designated by the Compensation and Management Development Committee or its successor (the "CMDC") of the Board of Directors shall be eligible to participate in the Plan. The CMDC may delegate its authority to designate Participants under this Plan to any officer or officer(s) of the Corporation and subject to whatever limitations the CMDC may define in its sole discretion. Any such person who submits an election to defer Eligible Compensation under the Plan as provided for in Section V below is hereinafter called a "Participant." The Plan shall establish for each Participant an unfunded deferred compensation account or accounts as appropriate. Any authority or power granted in the Plan to the CMDC shall also be deemed to be granted to the Board of Directors, and any action permitted to be taken or determination permitted to be made by the CMDC may also be taken or made by the Board of Directors.

IV.   PARTICIPANTS' DEFERRED COMPENSATION ACCOUNTS

      There shall be four types of deferred compensation accounts under this Plan as follows:

      A. Cash Deferred Compensation Account with Lump Sum Payment ("Cash Lump Sum Account"),

      B. Cash Deferred Compensation Account with Installment Payment ("Cash Installment Account"),

      C. Unit Deferred Compensation Account with Lump Sum Payment ("Unit Lump Sum Account"), and

      D. Unit Deferred Compensation Account with Installment Payment ("Unit Installment Account").

      Each Participant may have Cash Lump Sum Accounts or Cash Installment Accounts or both ("Cash Accounts"). A Participant may also have Unit Lump Sum Accounts or Unit Installment Accounts or both ("Unit Accounts"). Cash Accounts shall have all allocations credited in dollar amounts and shall be credited with interest as provided below. Unit Accounts shall have all allocations credited in units as provided below. Cash Lump Sum Accounts and Unit Lump Sum Accounts (collectively "Lump Sum Accounts") shall be distributed in a lump sum payment. Cash Installment Accounts and


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      Unit Installment Accounts (collectively "Installment Accounts") shall be distributed in a series of installment payments as elected by the Participant.

V.    ELECTIONS OF DEFERRAL, ALLOCATION AND DISTRIBUTION

      Executives may make the following elections:

      A. On or before December 31 of any year, an initial election (i) to defer receipt of all or a specified portion of the Eligible Compensation otherwise payable during the following calendar year, which election shall be irrevocable, (ii) to allocate the deferred compensation among types of accounts, which election shall be irrevocable, and (iii) to elect the number of installment payments desired, if applicable, which election may be changed as provided in Section V.C. below.

      B. If such individual has become employed by the Corporation after December 31 of any year, an initial election (i) to defer receipt of all or a portion of his or her Eligible Compensation, which election shall be irrevocable, (ii) to allocate the deferred compensation among types of accounts, which election shall be irrevocable, and (iii) to elect the number of installment payments desired, if applicable, which election may be changed as provided in Section V.C below. Any such elections must be made within one month following the date on which such Executive becomes employed by the Corporation and shall be effective with respect to compensation allocable to the period commencing on the first day of the month next following the date on which such election is made.

      C. At any time after the initial election referred to in Sections V.A and V.B above, a Participant may change his or her election with respect to the number of installment payments desired by delivering to the Corporation written notice of such change; provided, however, no such subsequent election shall be effective unless such notice is delivered to the Corporation more than six months prior to a Participant's (i) reasonably anticipated retirement from the Corporation or (ii) termination of employment.

VI.   MANNER OF ELECTING DEFERRALS, ALLOCATIONS AND DISTRIBUTIONS

      The elections provided for in Section V above must be made on a form provided by the Plan Administrator, which specifies:

      A. The amount of the Participant's Eligible Compensation for such year to be deferred (designated either as a percentage, a dollar amount or a combination thereof);

      B. The percentage of the deferred compensation to be allocated to each of the Participant's deferred compensation accounts;

      C. The number of annual installments (not to exceed 15) to be used in distributions from the Participant's Installment Accounts, if any; and

      D. The period of deferral (a minimum of three years from the year in which the Eligible Compensation is credited to a Participant's account(s), subject to Section IX below) (the "Deferral Period").

      Such form shall be delivered to the Corporation on or before December 31 of the year preceding the first year to which such election relates, and the form from newly hired Eligible Employees with respect to their initial election for a partial year may be delivered at any time within one month following the date of the commencement of their employment. The elections set forth in the latest form filed as to the amount of the Participant's Eligible Compensation for the year (or other period)

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      to be deferred, as to the allocations among deferred compensation accounts and as to the number of installments, if applicable, shall be given continuing effect for subsequent years until a new notice specifying a different election shall be delivered to the Corporation. Any new form shall apply only to the decision to defer compensation for periods subsequent to the period in which such new form is delivered; however, the number of installment payments desired, if applicable, may be changed at any time, subject to the limitation in Section V.C.

VII.  CREDITING PARTICIPANTS' ACCOUNTS

      The following method shall be used to credit a Participant's accounts:

      A. A Participant's Cash Accounts shall be credited with the cash value of any amounts deferred by him or her subject to an election to have such amounts allocated to Cash Accounts. Any such Cash Account shall also be credited with interest equivalents on a quarterly basis on the average daily balance credited to such account during such period ended on such date, at an interest rate equal to the ten-year U.S. Government Rate as reported in the Wall Street Journal, reported as an average for the one-year period prior to December 1 of the year prior to the first year of the Deferral Period, which rate shall be reset in the same manner on January 1 of each subsequent year during the Deferral Period. Interest equivalents shall continue to be so credited until such time as the entire balance of any such account shall have been distributed.

     B. A Participant's Unit Accounts shall be credited with a number of units ("Units"), to be determined and valued in accordance with the fair market value of shares of the Corporation's Common Stock, $1.00 par value ("Common Stock"). The number of Units shall be adjusted as provided in 2. and 3. below until the entire balances in Unit Accounts shall have been distributed. The method of such determination and valuation is as follows:

         1. The number of Units credited to any Unit Account (including fractional Units) shall be the quotient of (i) the cash amount of deferred compensation to be credited to such account over (ii) the mean between the highest and lowest selling prices of the Common Stock on the ten trading days prior to the date on which the deferred compensation would have otherwise been payable, as reported on the New York Stock Exchange Composite Tape.

         2. Additional Units shall be credited to a Participant's Unit Accounts as of each payment date for cash dividends, if any, on the Common Stock, on the basis of the number of Units credited to each Unit Account on the record date for any such dividend. The number of Units (including fractional Units) to be credited to each such account as of any cash dividend payment date shall be the quotient of (i) the product of the number of Units credited to such account on the dividend record date for such dividend and the dividend per share on the Common Stock over (ii) the fair market value of the Common Stock on the dividend payment date. The fair market value of the Common Stock on the dividend payment date shall be the mean between the highest and lowest selling prices of the Common Stock on the dividend payment date, as reported on the New York Stock Exchange Composite Tape. If there are no sales on the dividend payment date, the fair market value of the Common Stock shall be an average of the mean between the highest and lowest selling prices of the Common Stock on the nearest day before and the nearest day after the dividend payment date, as reported on the New York Stock Exchange Composite Tape.

         3. If at any time the number of outstanding shares of Common Stock shall be increased or decreased as the result of any stock dividend, subdivision, stock split, combination or reclassification of shares, the number of Units in a Participant's Unit Accounts shall be increased or decreased, as the case may be, in the same proportion as the outstanding number of shares of Common Stock is increased or decreased.



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         4.  When Eligible Compensation is paid in currency other than U.S.
             dollars, the number of Units to be deferred shall be determined by converting the Eligible Compensation into U.S. dollars at the same exchange rate at which such Compensation was converted into the applicable foreign currency at the time the Compensation was paid and then calculating the number of Units in accordance with Section VII B.

VIII. METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION

      Subject to Section IX hereof, distributions of the amounts in a Participant's deferred compensation accounts shall be made as follows:

      A. No distribution of deferred compensation may be made except as provided in this Section VIII.

      B. The amounts credited to a Participant's Lump Sum Accounts shall be payable in cash in a lump sum in January of the year following the last year of the Deferral Period. The amounts credited to a Participant's Installment Accounts shall be paid in up to fifteen annual installments according to the Participant's election or elections commencing in January of the year following the last year of the Deferral Period. The amount of the first payment shall be a fraction of the amount of the Participant's deferred compensation accounts as of December 31 of the year preceding payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the amount as of December 31 of the year preceding such subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

      C. Each account shall be debited for the amount of any distribution made from it, either in a lump sum or in annual installments.

      D. Distribution of a Participant's Cash and Unit Accounts shall be made in cash. With respect to any Unit Account, the cash amount for any payment from such account shall be determined by multiplying the number of Units in the Account on December 31 of the year immediately preceding the payment date by the average of the mean between the highest and lowest selling prices of the Common Stock, as reported on the New York Stock Exchange Composite Tape, for each of the ten (10) trading days immediately prior to said December 31. The amount to be distributed in January of any year shall be determined as of December 31 of the immediately preceding year.

      E. At the time of distribution, the amount of cash payable from a Unit Account will be determined in U.S. dollars in accordance with Section VIII.D, and then converted into the applicable foreign currency at the average exchange rate for the ten business days prior to December 31 of the year prior to the year of any distribution.

IX.   DISTRIBUTION UPON DEATH, RETIREMENT OR TERMINATION OF EMPLOYMENT

      A. DEATH.

         If any Participant dies while an employee and, before distribution of all amounts remaining in his or her deferred compensation accounts, the undistributed balance remaining in the Participant's deferred compensation accounts shall be calculated and paid in one lump sum in January of the year following the year of death to the beneficiary or beneficiaries designated by the Participant by written notice to the Corporation or, in the absence of such designation, to such Participant's estate.



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      B. RETIREMENT.

         If a Participant ceases to be employed by the Corporation or any subsidiary of the Corporation by reason of his or her retirement at or after age 55 before distribution of all amounts remaining in his or her deferred compensation accounts, the unpaid amount in the Participant's deferred compensation accounts shall either continue to be paid as designated by the Participant in accordance with Sections V and VI, or, if no payments have been made as of the retirement date, shall commence in January of the year following the year of retirement, in the manner designated by the Participant.

      C. TERMINATION OF EMPLOYMENT.

         If a Participant ceases to be employed by the Corporation or any subsidiary of the Corporation for any other reason than death or retirement and before distribution of all amounts remaining in his or her deferred compensation accounts, the unpaid amount in the Participant's deferred compensation accounts shall be calculated and paid in one lump sum in January of the year following the year in which employment was terminated.

X.    PARTICIPANT'S RIGHTS IN ACCOUNTS

      A Participant shall have only the interest of an unsecured general creditor in the deferred compensation, interest equivalents or Units credited to his or her accounts. All amounts deferred under the Plan shall remain the sole property of the Corporation, subject to the claims of its general creditors and available for its use for whatever purposes are desired until actually paid. With respect to amounts deferred, the obligation of the Corporation hereunder is purely contractual and shall not be funded or secured in any way.

XI.   NON-ASSIGNABILITY

      The right of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

XII.  STATEMENT OF ACCOUNT

      Statements will be sent to Participants during February of each year as to the balance of their deferred compensation accounts as of the end of the previous calendar year.

XIII. ADMINISTRATION

      The Administrator of the Plan shall be the CMDC or its designee. The CMDC shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof. Appropriate income tax withholding will be applied by the Corporation.

XIV.  AMENDMENT AND TERMINATION

      The Plan may at any time be amended, modified or terminated by the Board of Directors of the Corporation or the CMDC thereof. No amendment, modification or termination shall, without the consent of a Participant, will reduce any Participant's deferred compensation account balances as of the effective date of such amendment or termination.



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XV.   NOTICES

      All notices and elections to be delivered to the Corporation hereunder shall be delivered to the attention of the Corporate Executive Compensation Manager.

XVI.  EARLY WITHDRAWAL PENALTY AND HARDSHIP

      A. EARLY WITHDRAWAL. A Participant may, upon prior written notice to the Corporation, accelerate payment of all or any part of the amounts deferred, including any accrued interest, subject to an early withdrawal penalty equal to 10% of the amount withdrawn, provided such compensation has been deferred for at least three years. This penalty shall be withheld by the Corporation upon distribution of any amounts pursuant to this Section XVI.A. A Participant who elects to withdraw deferred amounts in advance of the scheduled distribution thereof will not be able to elect further deferrals of compensation for a period of 12 months from the date of early withdrawal.

      B. HARDSHIP. Upon receipt of a request from a Participant or a Participant's designated beneficiary, delivered in writing to the Corporation, the CMDC or its designee may cause the Corporation to accelerate payment of all or any part of the Participant's deferred compensation including any accrued interest, if it finds in its sole discretion that payment of such amounts in accordance with Participant's prior election under Section V would result in hardship to the Participant or beneficiary and such hardship is the result of an unforeseeable emergency caused by circumstances beyond the control of the Participant or beneficiary. Acceleration of payment may not be made under this Section XVI to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship or (iii) by cessation of deferrals under this Plan of any tax-qualified savings plan of the Corporation.

XVII. CHANGE IN CONTROL

      A. INITIAL LUMP SUM ELECTION. Notwithstanding any election made pursuant to Section V, a Participant may file a written election with the Corporation to have the deferred amounts, including accrued interest, paid in one lump-sum payment as soon as practicable following a Change in Control, but in no event later than 60 days after such Change in Control.

      B. REVOCATION OF LUMP-SUM ELECTION. A Participant may revoke an election made pursuant to Section XVII (a) by filing an appropriate written notice with the Corporation. A revocation notice filed pursuant to this
         Section XVII (b) shall be effective with respect to deferred amounts, including accrued interest, which are credited thereafter to the Participant's Account.

      C. LIMITATION ON ELECTIONS. Any election made pursuant to Section XVII (A) or (B) shall not be effective unless filed with the Corporation at least 90 days prior to a Change in Control.

      D. DEFINITION OF CHANGE IN CONTROL. A "Change in Control" is defined to mean any of the following events:

         1. The acquisition by any person (including a group, within the meaning of Sections 13(d)(3) or 14(d)(2) of the 1934 Act), other than the Corporation or any subsidiary of the Corporation, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Corporation's outstanding voting securities.



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         2.  The first purchase under a tender offer or exchange offer, other than an offer by the Corporation or any subsidiary of the Corporation, pursuant to which shares of the Corporation's Common Stock have been purchased.

         3. During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason (other than death or disability) to constitute at least a majority thereof, unless the election or the nomination for election by stockholders of the Corporation of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

         4. Approval by stockholders of the Corporation of a merger, consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation.


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